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                                 EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 26, 1998, on our audits of the consolidated financial statements of Susquehanna Bancshares, Inc. We also consent to the references to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P

Coopers & Lybrand L.L.P.


One South Market Square
Harrisburg, Pennsylvania
June 30, 1998